UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Blvd., Suite 300

The Woodlands, TX 77381

(Address, including zip code, of principal executive offices)

(800) 832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Public Offering

On April 21, 2026, Target Hospitality Corp. (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its shelf registration statement on Form S-3 (File No. 333-230795) pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering of the Company’s common stock by certain of its stockholders. The Preliminary Prospectus Supplement contains certain preliminary unaudited estimated financial results for the three-month period ended March 31, 2026, as set forth below. Such preliminary results are furnished under the heading “Summary—Recent Developments—Preliminary Unaudited Estimated Financial Results for the Three-Month Period Ended March 31, 2026” in the Preliminary Prospectus Supplement.

Preliminary Unaudited Estimated Financial Results for the Three-Month Period Ended March 31, 2026

Set forth below are the preliminary unaudited estimates of certain financial information for the three-month period ended March 31, 2026, and actual unaudited financial information for the three-month period ended March 31, 2025. The Company’s financial results for the three-month period ended March 31, 2026 will not be available until after the completion of the offering described in the Preliminary Prospectus Supplement. Accordingly, the Company’s preliminary unaudited estimated financial results for the three-month period ended March 31, 2026 below are based solely on information available to the Company as of the date of the Preliminary Prospectus Supplement, and the Company undertakes no obligation to update this information, except as may be required by law. Actual results remain subject to the completion of management’s review and the Company’s other financial closing procedures, as well as the completion of the preparation of the Company’s interim unaudited consolidated financial statements for the three-month period ended March 31, 2026. Accordingly, you should not place undue reliance on this preliminary data. As a result, the Company has provided ranges, rather than specific amounts, for the estimated financial results below. The Company’s actual results may vary materially from the estimated preliminary results included below. These preliminary results should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The preliminary financial data included in the Preliminary Prospectus Supplement has been prepared by and is the responsibility of the Company’s management. The Company’s independent accountants, Ernst & Young LLP, have not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The following tables provide detail on the Company’s preliminary unaudited estimated financial results as of and for the three-month period ended March 31, 2026 and actual unaudited financial results for the three-month period ended March 31, 2025, and reconcile EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

	For the period ended
	March 31, 2026		March 31, 2025
	($ in thousands)
	(unaudited)
	Estimated		Actual
	Low	High
Total revenue	$70,500	$72,500	$69,897

Net loss	$(14,693)	$(14,093)	$(6,459)
Income tax expense (benefit)	(2,463)	(2,063)	(1,316)
Interest expense, net	892	892	4,329
Loss on extinguishment of debt	-	-	2,370
Other depreciation and amortization	4,021	4,021	3,973
Depreciation of specialty rental assets	15,575	15,575	13,672
EBITDA	3,332	4,332	16,569

Adjustments
Other expense (income), net(1)	2,628	2,628	262
Transaction expenses	332	332	2,830
Stock-based compensation	1,658	1,658	1,716
Other adjustments	50	50	194
Adjusted EBITDA	$8,000	$9,000	$21,571

(1)	Other expense (income), net amounts for the three months ended March 31, 2026 are primarily related to loss on disposal of assets and pre-opening costs for ramp up of new communities driven by growth in the Workforce Hospitality Solutions segment.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Target Hospitality Corp.

Date: April 21, 2026	By:	/s/ Heidi D. Lewis
	Name:	Heidi D. Lewis
	Title:	Executive Vice President, General Counsel and Secretary